UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 2, 2018

PBF ENERGY INC.

PBF ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-206728-02	61-1622166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Facility

On July 30, 2018, PBF Logistics LP (the “Partnership”), an indirect subsidiary of PBF Energy Inc. (“PBF Energy”) and direct subsidiary of PBF Energy Company LLC (“PBF LLC”), entered into a $500.0 million amended and restated revolving credit facility (the “A&R Revolving Credit Facility”) with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders. The A&R Revolving Credit Facility amends and restates the Partnership’s five-year $360.0 million revolving credit facility entered into on May 14, 2014.

The A&R Revolving Credit Facility is available to fund working capital, acquisitions, distributions and capital expenditures and for other general partnership purposes. The Partnership has the ability to increase the maximum amount of the A&R Revolving Credit Facility by an aggregate amount of up to $250.0 million, to a total facility size of $750.0 million, subject to receiving increased commitments from lenders or other financial institutions and satisfaction of certain conditions. The A&R Revolving Credit Facility includes a $75.0 million sublimit for standby letters of credit and a $25.0 million sublimit for swingline loans. Obligations under the A&R Revolving Credit Facility are guaranteed by its restricted subsidiaries, and are secured by a first priority lien on the Partnership’s assets and those of the Partnership’s restricted subsidiaries. The maturity date of the A&R Revolving Credit Facility is July 30, 2023, but may be extended for one year on up to two occasions, subject to certain customary terms and conditions. Borrowings under the A&R Revolving Credit Facility will bear interest either at Base Rate (as defined in the A&R Revolving Credit Facility) plus an applicable margin ranging from 0.75% to 1.75%, or at LIBOR plus an applicable margin ranging from 1.75% to 2.75%. The applicable margin will vary based upon the Partnership’s Consolidated Total Leverage Ratio, as defined in the A&R Revolving Credit Facility.

The agreement governing the A&R Revolving Credit Facility (the “Amended and Restated Revolving Credit Agreement”) contains affirmative and negative covenants customary for revolving credit facilities of this nature which, among other things, limit or restrict the Partnership’s ability and the ability of its restricted subsidiaries to incur or guarantee debt, incur liens, make investments, make restricted payments, amend material contracts, engage in certain business activities, engage in mergers, consolidations and other organizational changes, sell, transfer or otherwise dispose of assets, enter into burdensome agreements, or enter into transactions with affiliates on terms which are not arm’s length.

Additionally, commencing with the Measurement Period (as defined in the Amended and Restated Revolving Credit Agreement) ending September 30, 2018, the Partnership will be required to maintain the following financial ratios, each as defined in the A&R Revolving Credit Agreement: (a) Consolidated Interest Coverage of at least 2.50 to 1.00, (b) Consolidated Total Leverage of not greater than 4.50 to 1.00 and (c) Consolidated Senior Secured Leverage of not greater than 3.50 to 1.00.

The agreement contains events of default customary for transactions of their nature, including, but not limited to (and subject to grace periods in certain circumstances), the failure to pay any principal, interest or fees when due, failure to perform or observe any covenant contained in the A&R Revolving Credit Facility or related documentation, any representation or warranty made in the agreements or related documentation being untrue in any material respect when made, default under certain material debt agreements, commencement of bankruptcy or other insolvency proceedings, certain changes in the Partnership’s ownership or the ownership or board composition of the General Partner and material judgments or orders. Upon the occurrence and during the continuation of an event of default under the agreements, the lenders may, among other things, terminate their commitments, declare any outstanding loans to be immediately due and payable and/or exercise remedies against the Partnership and the collateral as may be available to the lenders under the agreements and related documentation or applicable law.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

A&R Guaranty of A&R Revolving Credit Facility

On July 30, 2018, in connection with the A&R Revolving Credit Facility, PBF LLC entered into an Amended and Restated Guaranty and Collateral Agreement (the “A&R Guaranty”) in favor of Wells Fargo Bank, National Association, as administrative agent, for the benefit of the lenders under the A&R Revolving Credit Facility. Pursuant to the A&R Guaranty, PBF LLC guarantees the obligations outstanding under the A&R Revolving Credit Facility. PBF LLC is not required to make payments under the A&R Guaranty unless and until (a) the Partnership has failed to make a payment on the A&R Revolving Credit Facility obligations, (b) the obligations under the A&R Revolving Credit Facility have been accelerated and commitments terminated, (c) all remedies of the applicable agent and lenders to collect the unpaid amounts due under the A&R Revolving Credit Facility, whether at law or equity, have been exhausted and (d) the applicable agent and lenders have failed to collect the full amount owing on the A&R Revolving Credit Facility.

The foregoing description is qualified in its entirety by reference to the full text of the A&R Guaranty, which is included as Exhibit F within Exhibit 10.1 to this Current Report on Form 8- K and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Revolving Credit Agreement, dated July 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 2, 2018

PBF Energy Inc. (Registrant)

By:	/s/ Trecia Canty
Name:	Trecia Canty
Title:	Senior Vice President, General Counsel

Dated:    August 2, 2018

PBF Energy Company LLC (Registrant)

By:	/s/ Trecia Canty
Name:	Trecia Canty
Title:	Senior Vice President, General Counsel